                                                                     Exhibit 4.1

                              AMENDED AND RESTATED

                            FALCONSTOR SOFTWARE, INC.

                            2006 INCENTIVE STOCK PLAN

1.    PURPOSE OF THE PLAN.

      This 2006  Incentive  Stock Plan (the "Plan") is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to FalconStor Software,  Inc., a Delaware corporation (the "Company"), and any  Subsidiary of the Company,  within the meaning of Section 424(f) of the
United States Internal Revenue Code of 1986, as amended (the "Code"), persons of
training,   experience  and  ability,   to  attract  new  directors,   officers,
consultants,  advisors and employees whose services are considered valuable,  to encourage the sense of  proprietorship  and to stimulate the active  interest of such persons in the  development  and  financial  success of the Company and its
Subsidiaries.

      It is further  intended that certain options granted  pursuant to the Plan shall  constitute  incentive  stock options within the meaning of Section 422 of the Code (the "Incentive  Options") while certain other options granted pursuant to the Plan shall be nonqualified  stock options (the  "Nonqualified  Options").
Incentive  Options  and  Nonqualified   Options  are  hereinafter   referred  to
collectively as "Options."

      The  Company  intends  that the Plan meet the  requirements  of Rule 16b-3
("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended
(the  "Exchange   Act")  and  that   transactions   of  the  type  specified  in
subparagraphs  (c) to (f)  inclusive of Rule 16b-3 by officers and  directors of the Company  pursuant to the Plan will be exempt from the  operation  of Section
16(b)  of the  Exchange  Act.  Further,  the Plan is  intended  to  satisfy  the performance-based  compensation exception to the limitation on the Company's tax deductions  imposed by Section  162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions,  conditions  and  limitations  of the Plan  shall be  construed  and interpreted consistent with the Company's intent as stated in this Section 1.

2.    ADMINISTRATION OF THE PLAN.

      The Board of  Directors  of the Company (the  "Board")  shall  appoint and maintain as administrator of the Plan a Committee (the  "Committee")  consisting of two or more  directors  who are  "Non-Employee  Directors"  (as such  term is defined  in Rule  16b-3)  and  "Outside  Directors"  (as such term is defined in
Section 162(m) of the Code), which shall serve at the pleasure of the Board. The
Committee,  subject  to  Sections  3, 5 and 6 hereof,  shall have full power and authority to designate  recipients of Options and restricted stock  ("Restricted
Stock") and to determine the terms and conditions of the  respective  Option and
Restricted Stock  agreements  (which need not be identical) and to interpret the provisions and supervise the  administration  of the Plan.  The Committee  shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified  Options. To the  extent  any  Option  does not  qualify  as an  Incentive  Option,  it shall constitute a separate Nonqualified Option.

      Subject to the provisions of the Plan, the Committee  shall  interpret the
Plan and all Options and  Restricted  Stock granted  under the Plan,  shall make such  rules as it deems  necessary  for the proper  administration  of the Plan,
shall  make  all  other   determinations   necessary   or   advisable   for  the
administration  of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options or Restricted Stock
granted under the Plan in the manner and to the extent that the Committee  deems desirable to carry into effect the Plan or any Options or Restricted  Stock. The act  or  determination  of a  majority  of the  Committee  shall  be the  act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee  shall be fully  effective as if it had been made by a majority  at a meeting  duly held.  Subject to the  provisions  of the
Plan, any action taken or determination  made by the Committee  pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

      In the event that for any reason the  Committee is unable to act or if the
Committee at the time of any grant,  award or other  acquisition  under the Plan does not consist of two or more Non-Employee  Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board,  and any such grant,  award or other  acquisition may be approved or ratified in any other manner contemplated by subparagraph (d)
of Rule 16b-3;  provided,  however, that grants to the Company's Chief Executive
Officer or to any of the Company's other four most highly  compensated  officers that are intended to qualify as  performance-based  compensation  under  Section
162(m) of the Code may only be granted by the Committee.

3.    DESIGNATION OF OPTIONEES AND GRANTEES.

      The  persons  eligible  for  participation  in the Plan as  recipients  of
Options (the  "Optionees") or Restricted Stock (the "Grantees" and together with
Optionees,  the "Participants") shall include directors,  officers and employees of the Company or any  subsidiary and  consultants  subject to their meeting the eligibility  requirements  of Rule 701  promulgated  under the Securities Act of
1933, as amended (the  "Securities  Act"),  provided that Incentive  Options may only be granted to  employees  of the Company and any  Subsidiary.  In selecting
Participants,  and in  determining  the  number of shares to be  covered by each
Option or shares of Restricted Stock granted to Participants,  the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the  Participant or the  Participant's  relationship  to the
Company,  the Participant's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant's length of service,  promotions and potential. A Participant who has been granted an Option or Restricted Stock hereunder may be granted an additional Option or Options, or
Restricted Stock if the Committee shall so determine.

4.    STOCK RESERVED FOR THE PLAN.

      An initial total of 1,500,000  shares of the Company's  Common Stock,  par value $0.001 per share (the "Stock"),  shall be subject to the Plan.  Subject to adjustment as provided in Section 8 hereof,  if on July 1st of any calendar year in which the Plan is in effect (the "Calculation  Date") the number of shares of
Stock with  respect to which  Options  may be granted is less than five  percent
(5%) of the number of outstanding shares of Stock, the number of shares of Stock available  for  issuance  under the Plan shall be  increased  so that the number equals five percent (5%) of the shares of Stock  outstanding on the  Calculation
Date,  but in no event shall the total number of shares of Stock  subject to the
Plan in the aggregate  exceed twenty  million  shares,  subject to adjustment as provided in Section 8 hereof.  The maximum number of shares of Stock that may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed three hundred  thousand  shares and the method of counting such shares  shall  conform  to  any  requirements  applicable  to  performance-based
compensation   under   Section   162(m)  of  the  Code,  if   qualification   as
performance-based compensation under Section 162(m) of the Code is intended. The shares of Stock subject to the Plan shall consist of unissued  shares,  treasury shares or previously  issued shares held by any  Subsidiary of the Company,  and such amount of shares of Stock shall be and is hereby reserved for such purpose.
Any of such shares of Stock that may remain unissued and that are not subject to outstanding  Options at the  termination  of the Plan shall cease to be reserved for the  purposes  of the Plan,  but until  termination  of the Plan the Company shall at all times  reserve a  sufficient  number of shares of Stock to meet the requirements of the Plan.  Should any Option or share of Restricted Stock expire or be canceled  prior to its exercise or vesting in full or should the number of shares of Stock to be  delivered  upon the  exercise  or  vesting  in full of an
Option or share of  Restricted  Stock be reduced for any  reason,  the shares of
Stock  theretofore  subject to such Option or share of  Restricted  Stock may be subject to future Options or shares of Restricted  Stock under the Plan,  except where such reissuance is  inconsistent  with the provisions of Section 162(m) of the Code where  qualification as  performance-based  compensation  under Section
162(m) of the Code is intended.

5.    TERMS AND CONDITIONS OF OPTIONS.

      Options  granted  under  the  Plan  shall  be  subject  to  the  following
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Committee shall deem desirable:

            (a)  OPTION  PRICE.  The  purchase  price  of each  share  of  Stock purchasable  under an Incentive  Option shall be  determined by the Committee at the time of grant,  but shall not be less than 100% of the Fair Market Value (as defined  below)  of such  share of Stock on the  date  the  Option  is  granted;
provided,  however,  that with  respect  to an  Optionee  who,  at the time such
Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total  combined  voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least  110% of the Fair  Market  Value  per  share of Stock on the date of
grant.  The  purchase  price  of  each  share  of  Stock   purchasable  under  a
Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted.  The  exercise  price for each
Option  shall be subject to  adjustment  as provided  in Section 8 below.  "Fair
Market  Value"  means the  closing  price on the date of grant on the  principal securities  exchange on which shares of Stock are listed (if the shares of Stock are so  listed),  or on the  NASDAQ  Stock  Market  (if the  shares of Stock are regularly quoted on the NASDAQ Stock Market),  or, if not so listed or regularly quoted,  the mean  between the closing bid and asked  prices of publicly  traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be  available,  as reported  by any  nationally  recognized  quotation service  selected by the Company,  or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary  notwithstanding,  in no event shall the  purchase  price of a share of
Stock be less than the minimum price  permitted  under the rules and policies of any national securities exchange on which the shares of Stock are listed.

            (b)  OPTION  TERM.  The  term of each  Option  shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such  Option is granted  and in the case of an  Incentive  Option  granted to an
Optionee  who, at the time such  Incentive  Option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all  classes of stock of the Company or of any  Subsidiary,  no such Incentive  Option shall be exercisable  more than five years after the date such Incentive Option is granted.

            (c) EXERCISABILITY. Subject to Section 5(j) hereof, Options shall be exercisable  at such time or times and subject to such terms and  conditions  as shall be determined by the  Committee at the time of grant;  provided,  however, that in the absence of any Option vesting periods designated by the Committee at the time of grant,  Options shall vest and become exercisable as to one-third of the total  amount of shares  subject to the Option on each of the first,  second and third  anniversaries  of the date of grant;  and  provided  further  that no
Options shall be exercisable until such time as any vesting limitation  required by Section 16 of the Exchange Act, and related rules, shall be satisfied if such limitation  shall be required for continued  validity of the exemption  provided under Rule 16b-3(d)(3).

      Notwithstanding any provision in this Plan, in the event there is a Change of Control (as defined below), the Company shall, at no cost to the Participant, replace  any and all  stock  options  granted  by the  Company  and  held by the
Participant at the time of the Change of Control, whether or not vested, with an equal number of  unrestricted  and fully vested stock options to purchase shares of the Company's  Common Stock (the "Option  Replacement").  With respect to the
Option Replacement, all options will become fully vested. Alternatively,  in the event of a Change of Control, in lieu of the Option  Replacement,  a Participant may, subject to Board approval at the time, elect to surrender the Participant's rights to such options,  and upon such  surrender,  the Company shall pay to the
Participant an amount in cash per stock option (whether vested or unvested) then held,  which is the  difference  between the full exercise  price of each option surrendered  and  the  greater  of (i)  the  average  price  per  share  paid in connection  with the  acquisition  of control of the Company if such control was acquired  by  the  payment  of  cash  or  the  then  fair  market  value  of the
consideration   paid  for  such  shares  if  such   control  was   acquired  for
consideration  other than cash, (ii) the price per share paid in connection with any tender offer for shares of the Company's Common Stock leading to control, or
(iii)  the mean  between  the high and low  selling  price of such  stock on the
Nasdaq  National  Market or other market on which the Company's  Common Stock is then traded on the date of the Change of Control.

For purposes of the Plan, a Change in Control  shall be deemed to have  occurred if:

                  (i) An  acquisition  (other than directly from the Company) of any voting  securities of the Company (the "Voting  Securities") by any "Person"
(as the term  "person"  is used for  purposes  of Section  13(d) or 14(d) of the
Securities  Exchange Act of 1934, as amended (the "Exchange Act")),  immediately after which such Person has "Beneficial  Ownership"  (within the meaning of Rule
13d-3  promulgated  under the Exchange  Act) of more than fifty percent (50%) of
(1) the  then-outstanding  shares of common  stock of the  Company (or any other securities  into which such shares of common stock are changed or for which such shares of common stock are exchanged)  (the "Shares") or (2) the combined voting power of the Company's  then-outstanding Voting Securities;  PROVIDED,  HOWEVER, that in  determining  whether a Change in Control has occurred  pursuant to this paragraph (a), the acquisition of Shares or Voting  Securities in a "Non-Control
Acquisition" (as hereinafter  defined) shall not constitute a Change in Control.
A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust  forming a part  thereof)  maintained by (A) the Company or (B)
any corporation or other Person the majority of the voting power,  voting equity securities or equity interest of which is owned, directly or indirectly,  by the
Company (for purposes of this definition,  a "Related Entity"), (ii) the Company or any Related  Entity,  or (iii) any Person in connection  with a  "Non-Control
Transaction" (as hereinafter defined);

                  (ii)  The  individuals  who,  as of the  Effective  Date,  are members of the board of directors of the Company (the "Incumbent Board"),  cease for any reason to  constitute at least a majority of the members of the board of directors of the Company or,  following a Merger (as hereinafter  defined),  the board of  directors  of (x) the  corporation  resulting  from such  Merger  (the
"Surviving Corporation"),  if fifty percent (50%) or more of the combined voting power of the then-outstanding  voting securities of the Surviving Corporation is not  Beneficially  Owned,  directly or indirectly,  by another Person (a "Parent
Corporation")  or (y) if there is one or more than one Parent  Corporation,  the ultimate  Parent  Corporation;  provided,  however,  that, if the  election,  or nomination  for  election  by the  Company's  common  stockholders,  of any  new director was approved by a vote of at least  two-thirds of the Incumbent  Board, such new director shall, for purposes of the Plan, be considered a member of the
Incumbent Board;  and provided,  further,  however,  that no individual shall be considered a member of the Incumbent Board if such individual  initially assumed office as a result  of an  actual  or  threatened  solicitation  of  proxies  or consents by or on behalf of a Person  other than the board of  directors  of the
Company (a "Proxy  Contest"),  including by reason of any agreement  intended to avoid or settle any Proxy Contest; or

                  (iii) The consummation of:

                        (a) A merger,  consolidation or reorganization  (1) with
or into the  Company or (2) in which  securities  of the  Company  are issued (a
"Merger"),  unless such Merger is a  "Non-Control  Transaction."  A "Non-Control
Transaction" shall mean a Merger in which:

                              (i) the  stockholders  of the Company  immediately
                  before such  Merger own  directly  or  indirectly  immediately following  such  Merger at least  fifty  percent  (50%) of the combined voting power of the outstanding  voting securities of
                  (x)  the  Surviving   Corporation,   if  there  is  no  Parent
                  Corporation  or (y) if  there is one or more  than one  Parent
                  Corporation, the ultimate Parent Corporation;

                              (ii)  the  individuals  who  were  members  of the
                  Incumbent  Board  immediately  prior to the  execution  of the agreement  providing  for such  Merger  constitute  at least a majority of the members of the board of  directors  of (x) the
                  Surviving Corporation,  if there is no Parent Corporation,  or
                  (y) if there is one or more than one Parent  Corporation,  the ultimate Parent Corporation; and

                              (iii) no Person  other than (1) the  Company,  (2)
                  any Related Entity,  or (3) any employee  benefit plan (or any trust forming a part thereof) that,  immediately  prior to the
                  Merger,  was maintained by the Company or any Related  Entity, or (4) any  Person  who,  immediately  prior to the Merger had
                  Beneficial  Ownership of twenty  percent  (20%) or more of the then outstanding Shares or Voting  Securities,  has Beneficial

                  Ownership,  directly or indirectly, of twenty percent (20%) or more of the combined  voting power of the  outstanding  voting securities or common stock of (x) the  Surviving  Corporation, if fifty percent (50%) or more of the combined voting power of the  then  outstanding  voting  securities  of  the  Surviving
                  Corporation is not Beneficially Owned,  directly or indirectly by a Parent  Corporation,  or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

                        (b)  A  complete   liquidation  or  dissolution  of  the
Company; or

                        (c)  The   sale   or   other   disposition   of  all  or
substantially  all of the assets of the Company and its subsidiaries  taken as a whole to any  Person  (other  than (x) a  transfer  to a Related  Entity,  (y) a transfer under conditions that would constitute a Non-Control Transaction,  with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution  to the Company's  stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing,  a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired  Beneficial  Ownership of more  than the  permitted  amount  of the then  outstanding  Shares or Voting
Securities as a result of the acquisition of Shares or Voting  Securities by the
Company  which,  by  reducing  the  number of Shares or Voting  Securities  then outstanding,  increases the proportional  number of shares Beneficially Owned by the Subject Persons;  PROVIDED, that if a Change in Control would occur (but for the  operation  of this  sentence) as a result of the  acquisition  of Shares or
Voting  Securities  by the  Company  and,  after such share  acquisition  by the
Company,  the Subject  Person  becomes the  Beneficial  Owner of any  additional
Shares  or  Voting  Securities  and  such  Beneficial  Ownership  increases  the percentage  of the then  outstanding  Shares or Voting  Securities  Beneficially
Owned by the Subject Person, then a Change in Control shall occur.

            (d) METHOD OF EXERCISE.  Options to the extent then  exercisable may be exercised in whole or in part at any time during the option period, by giving written  notice to the  Company  specifying  the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check  or such  other  instrument  as may be  acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock  owned by the  Optionee  (based on the Fair  Market  Value of the Stock which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld  shares of Stock having a Fair Market Value equal to the exercise  price of the Option,  or (iii) by a combination  of the foregoing, such Fair Market  Value  determined  by  applying  the  principles  set forth in
Section 5(a),  provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares  surrendered  to the Company is at least equal to such exercise price and except with respect to (ii) above,  such method of payment will not cause a disqualifying disposition of all or a portion of the
Stock  received  upon  exercise  of an  Incentive  Option.  Notwithstanding  the forgoing,  an  Optionee  may not take any  actions  that are  prohibited  by the
Sarbanes-Oxley  Act of 2002 and the rules  and  regulations  promulgated  by the
Securities and Exchange  Commission or any agency thereunder.  An Optionee shall have the right to dividends  and other rights of a  stockholder  with respect to shares  of Stock  purchased  upon  exercise  of an  Option  at such  time as the
Optionee (i) has given written  notice of exercise and has paid in full for such shares,  and (ii) has  satisfied  such  conditions  that may be  imposed  by the
Company with respect to the withholding of taxes.

            (e) NON-TRANSFERABILITY OF OPTIONS. Options are not transferable and may be exercised  solely by the Optionee  during his lifetime or after his death by the person or persons  entitled thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion,  may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee,  (ii) a member of the Optionee's immediate family (or a trust for his or her benefit) or
(iii) pursuant to a domestic  relations order. Any attempt to transfer,  assign, pledge or  otherwise  dispose  of, or to subject  to  execution,  attachment  or similar process,  any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

            (f)  TERMINATION  BY  DEATH.  Unless  otherwise  determined  by  the
Committee,  if any Optionee's  employment  with or service to the Company or any
Subsidiary  terminates  by  reason  of  death,  the  Option  may  thereafter  be exercised,  to the extent then exercisable (or on such accelerated  basis as the
Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee  under the will of the Optionee,  for a period of one (1) year after the date of such death (or, if later,  such time as the Option may be  exercised  pursuant  to  Section  14(d)  hereof) or until the expiration  of the  stated  term of such  Option  as  provided  under  the Plan, whichever period is shorter.

            (g) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee, if any Optionee's employment with or service to the Company or any  Subsidiary  terminates  by reason of total and  permanent  disability,  any
Option held by such Optionee may  thereafter be exercised,  to the extent it was exercisable at the time of termination due to disability (or on such accelerated basis  as the  Committee  shall  determine  at or after  grant),  but may not be exercised  after  three  (3)  months  after  the  date  of such  termination  of employment  or service  (or, if later,  such time as the Option may be exercised pursuant to Section 14(d)  hereof) or the  expiration of the stated term of such
Option,  whichever period is shorter;  PROVIDED,  HOWEVER, that, if the Optionee dies within such three (3) month  period,  any  unexercised  Option held by such
Optionee  shall  thereafter  be  exercisable  to  the  extent  to  which  it was exercisable  at the time of death for a period of one (1) year after the date of such death (or, if later,  such time as the Option may be exercised  pursuant to
Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter.

            (h) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the  extent it was  exercisable  at the time of such  Retirement  (or on such accelerated  basis as the Committee shall determine at or after grant),  but may not be exercised  after three (3) months after the date of such  termination  of employment  or service  (or, if later,  such time as the Option may be exercised pursuant to Section 14(d)  hereof) or the  expiration of the stated term of such
Option, whichever date is earlier; provided, however, that, if the Optionee dies within such three (3) month period, any unexercised Option held by such Optionee shall  thereafter be  exercisable,  to the extent to which it was exercisable at the time of  death,  for a period of one (1) year  after the date of such  death
(or,  if later,  such time as the Option may be  exercised  pursuant  to Section
14(d)  hereof)  or for the  stated  term of such  Option,  whichever  period  is shorter.

      For  purposes  of this  paragraph  (h),  "Normal  Retirement"  shall  mean retirement from active employment with the Company or any Subsidiary on or after the normal  retirement  date specified in the  applicable  Company or Subsidiary pension plan or if no such pension plan,  age 65, and "Early  Retirement"  shall mean  retirement  from  active  employment  with the  Company or any  Subsidiary pursuant  to the  early  retirement  provisions  of the  applicable  Company  or
Subsidiary pension plan or if no such pension plan, age 55.

            (i) OTHER TERMINATION.  Unless otherwise determined by the Committee upon grant,  if any Optionee's  employment with or service to the Company or any
Subsidiary  terminates for any reason other than death,  disability or Normal or
Early Retirement, the Option shall thereupon terminate,  except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of thirty (30) days after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any  Subsidiary  or Affiliate is  terminated  by the
Company  or such  Subsidiary  without  cause  (the  determination  as to whether termination  was for  cause to be made by the  Committee).  The  transfer  of an
Optionee  from the  employ of or  service  to the  Company  to the  employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination  of employment or service for purposes of the Plan.

            (j) LIMIT ON VALUE OF INCENTIVE  OPTION.  The aggregate  Fair Market
Value,  determined as of the date the Incentive Option is granted,  of Stock for which  Incentive  Options  are  exercisable  for the first time by any  Optionee during any calendar  year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

            (k)  GRANTS TO  FOREIGN  EMPLOYEES.  The terms of grants to  foreign employees  may vary from the terms of this  Section  5  provided  that the terms shall only be more restrictive than any term in this Section 5.

            (l)  DIVIDEND  EQUIVALENTS.  Simultaneously  with  the  grant of any
Option and under such terms and  conditions as the Committee  deems  appropriate and  subject to Section 12 herein,  the  Committee  may grant  special  dividend equivalent rights ("Dividend  Equivalents")  which amount shall be determined by multiplying  the number of shares of Stock subject to an Option by the per-share cash  dividend,  or the  per-share  fair  market  value  (as  determined  by the
Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend  payment date (other than the regular  quarterly cash dividends of the  Company).  Unless  otherwise  determined  by the  Committee at grant,  the Dividend  Equivalents (i) shall have the same vesting  schedule,  if any, as the Options to which the Dividend  Equivalents  relate and (ii) shall be payable upon exercise of the Options to which the Dividend  Equivalents  relate.
At the discretion of the Committee,  Dividend  Equivalents  shall be credited to accounts on the Company's records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation,  or may be converted to shares of Stock for the  Participant.  The Committee shall determine  whether any deferred  Dividend
Equivalents will accrue interest. The Committee may provide that an Optionee may use Dividend Equivalents to pay the Purchase Price.  Dividend Equivalents may be
payable in cash or shares of Stock or in a combination of the two, as determined by the Committee.

6.    TERMS AND CONDITIONS OF RESTRICTED STOCK.

      Restricted  Stock  may be  granted  under  this  Plan  aside  from,  or in association  with,  any  other  award  and  shall be  subject  to the  following conditions and shall contain such  additional  terms and  conditions  (including provisions  relating to the  acceleration of vesting of Restricted  Stock upon a
Change  of  Control),  not  inconsistent  with  the  terms of the  Plan,  as the
Committee shall deem desirable:

            (a) GRANTEE  RIGHTS.  A Grantee  shall have no rights to an award of
Restricted  Stock unless and until  Grantee  accepts the award within the period prescribed by the Committee and, if the Committee  shall deem  desirable,  makes payment to the Company in cash,  or by check or such other  instrument as may be acceptable to the Committee.  After  acceptance and issuance of a certificate or certificates,  as provided  for below,  the  Grantee  shall have the rights of a stockholder with respect to Restricted Stock subject to the  non-transferability and forfeiture restrictions described in Section 6(d) below.

            (b)  ISSUANCE  OF  CERTIFICATES.  The  Company  shall  issue  in the
Grantee's  name a  certificate  or  certificates  for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

            (c)  DELIVERY  OF  CERTIFICATES.   Unless  otherwise  provided,  any
certificate or certificates  issued  evidencing shares of Restricted Stock shall not be delivered to the Grantee  until such shares are free of any  restrictions specified by the Committee at the time of grant.

            (d) FORFEITABILITY,  NON-TRANSFERABILITY OF RESTRICTED STOCK. Shares
of Restricted  Stock are  forfeitable  until the terms of the  Restricted  Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the  Committee has specified  such  restrictions  have lapsed.
Unless otherwise  provided by the Committee at or after grant,  distributions in the form of dividends or otherwise of  additional  shares or property in respect of shares of Restricted Stock shall be subject to the same  restrictions as such shares of Restricted Stock.

            (e) CHANGE OF CONTROL. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding
Restricted  Stock,  in whole or in part, as determined by the Committee,  in its sole discretion.

            (f) TERMINATION OF EMPLOYMENT.  Unless  otherwise  determined by the
Committee at or after grant,  in the event the Grantee  ceases to be an employee or otherwise  associated  with the Company for any other  reason,  all shares of
Restricted  Stock  theretofore  awarded  to  him  which  are  still  subject  to restrictions shall be forfeited and the Company shall have the right to complete a blank  stock  power.  The  Committee  may  provide  (on or after  grant)  that restrictions  or forfeiture  conditions  relating to shares of Restricted  Stock will be waived in whole or in part in the event of  termination  resulting  from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

7.    TERM OF PLAN.

      No Option or shares of Restricted  Stock shall be granted  pursuant to the
Plan on or after the date that is ten years from the effective date of the Plan, but Options or shares of Restricted Stock theretofore  granted may extend beyond that date.

8.    CAPITAL CHANGE OF THE COMPANY.

      In   the   event   of   any   merger,    reorganization,    consolidation,
recapitalization,  stock dividend,  stock split or other equity restructuring or change in corporate  structure  affecting the Stock, the Committee shall make an appropriate  and equitable  adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding  Options granted under the Plan, to the end that after such event each  Optionee's  proportionate  interest  shall be  maintained  (to the  extent possible) as  immediately  before the  occurrence  of such event.  The Committee shall, to the extent  feasible,  make such other  adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed  modified  within the meaning of Section 424(h) of the Code.  Appropriate adjustments  shall  also be made in the  case of  outstanding  Restricted  Stock granted under the Plan.

      The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.

9.    PURCHASE FOR INVESTMENT/CONDITIONS.

      Unless the  Options  and shares  covered by the Plan have been  registered under the Securities Act, or the Company has determined  that such  registration is unnecessary,  each person exercising or receiving Options or Restricted Stock under  the Plan may be  required  by the  Company  to give a  representation  in writing that he is acquiring the  securities  for his own account for investment and not with a view to, or for sale in connection  with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Options or Restricted Stock as shall be determined by the Committee at the time of award.

10.   TAXES.

            (a) The Company may make such provisions as it may deem appropriate, consistent  with  applicable  law, in connection  with any Options or Restricted
Stock  granted  under  the Plan with  respect  to the  withholding  of any taxes
(including income or employment taxes) or any other tax matters.

            (b) If any Grantee, in connection with the acquisition of Restricted
Stock, makes the election permitted under Section 83(b) of the Code (that is, an election  to  include  in gross  income  in the  year of  transfer  the  amounts specified  in Section  83(b)),  such  Grantee  shall  notify the  Company of the election with the Internal Revenue Service pursuant to regulations  issued under the authority of Code Section 83(b).

            (c) If any  Grantee  shall make any  disposition  of shares of Stock issued pursuant to the exercise of an Incentive  Option under the  circumstances described  in Section  421(b) of the Code  (relating  to  certain  disqualifying dispositions),  such Grantee shall notify the Company of such disposition within ten (10) days hereof.

11. EFFECTIVE DATE OF PLAN.

      The Plan shall be effective on April 3, 2006; provided,  however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan  must  subsequently  be  approved  by  majority  vote of the  Company's stockholders no later than April 3, 2007, and further, that in the event certain
Option   grants   hereunder   are  intended  to  qualify  as   performance-based
compensation  within the meaning of Section 162(m) of the Code, the requirements as to  shareholder  approval  set  forth  in  Section  162(m)  of the  Code  are satisfied.

12.   AMENDMENT AND TERMINATION.

      The Board may  amend,  suspend,  or  terminate  the Plan,  except  that no amendment  shall be made that would impair the rights of any  Participant  under any Option or Restricted  Stock  theretofore  granted without the  Participant's consent,  and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

            (a)  materially  increase  the  number of shares  that may be issued under the Plan, except as is provided in Section 8;

            (b) materially  increase the benefits  accruing to the  Participants under the Plan;

            (c)  materially  modify  the  requirements  as  to  eligibility  for participation in the Plan;

            (d) decrease the exercise price of an Incentive  Option to less than
100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market
Value per share of Stock on the date of grant thereof;

            (e)  extend  the term of any  Option  beyond  that  provided  for in
Section 5(b); or

            (f)  except as  otherwise  provided  in  Sections  5(c),  5(l) and 8 hereof,  reduce the exercise  price of outstanding  Options or effect  repricing through cancellations and re-grants of new Options.

      Subject to the  forgoing,  the Committee may amend the terms of any Option theretofore  granted,  prospectively or  retrospectively,  but no such amendment shall impair the rights of any Optionee without the Optionee's consent.

      It is the  intention of the Board that the Plan comply  strictly  with the provisions  of  Section  409A of the Code and  Treasury  Regulations  and  other
Internal  Revenue  Service  guidance  promulgated  thereunder (the "Section 409A
Rules") and the  Committee  shall  exercise its  discretion  in granting  awards hereunder (and the terms of such awards), accordingly. The Plan and any grant of an award hereunder may be amended from time to time (without,  in the case of an award,  the consent of the  Participant)  as may be necessary or  appropriate to comply with the Section 409A Rules.

13.   GOVERNMENT REGULATIONS.

      The Plan,  and the grant and  exercise  of  Options  or  Restricted  Stock hereunder,  and the  obligation of the Company to sell and deliver  shares under such Options and Restricted Stock shall be subject to all applicable laws, rules and regulations,  and to such approvals by any governmental  agencies,  national securities exchanges and interdealer quotation systems as may be required.

14.   GENERAL PROVISIONS.

            (a)  CERTIFICATES.  All  certificates  for shares of Stock delivered under  the Plan  shall  be  subject  to such  stop  transfer  orders  and  other restrictions  as the Committee may deem advisable  under the rules,  regulations and other  requirements  of the  Securities  and Exchange  Commission,  or other securities  commission  having  jurisdiction,  any  applicable  Federal or state securities  law, any stock exchange or interdealer  quotation  system upon which the  Stock is then  listed  or traded  and the  Committee  may cause a legend or legends to be placed on any such  certificates to make appropriate  reference to such restrictions.

            (b)  EMPLOYMENT  MATTERS.  Neither the  adoption of the Plan nor any grant or award  under  the Plan  shall  confer  upon any  Participant  who is an employee of the Company or any Subsidiary any right to continued  employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary,  as the case may be, nor shall it interfere in any way with  the  right of the  Company  or any  Subsidiary  to  terminate  the employment of any of its  employees,  the service of any of its directors or the retention of any of its consultants or advisors at any time.

            (c)  LIMITATION OF  LIABILITY.  No member of the  Committee,  or any officer or employee of the Company acting on behalf of the  Committee,  shall be personally liable for any action,  determination or interpretation taken or made in good faith with  respect to the Plan,  and all members of the  Committee  and each and any officer or employee of the Company acting on their behalf shall, to the extent  permitted by law, be fully  indemnified and protected by the Company in respect of any such action, determination or interpretation.

            (d)  REGISTRATION OF STOCK.  Notwithstanding  any other provision in the Plan,  no Option  may be  exercised  unless and until the Stock to be issued upon the exercise  thereof has been registered under the Securities Act of 1933, as amended,  and  applicable  state  securities  laws, or are, in the opinion of counsel to the Company,  exempt from such registration in the United States. The
Company shall not be under any obligation to register under  applicable  federal or state  securities  laws any Stock to be issued upon the exercise of an Option granted  hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock  subject to such  Option,  although the Company may in its sole discretion register such Stock at such time as the Company shall determine.
If the Company chooses to comply with such an exemption from  registration,  the
Stock issued  under the Plan may, at the  direction  of the  Committee,  bear an appropriate  restrictive  legend restricting the transfer or pledge of the Stock represented  thereby,  and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

15.   NON-UNIFORM DETERMINATIONS.

      The  Committee's   determinations  under  the  Plan,  including,   without
limitation,  (i) the  determination of the Participants to receive awards,  (ii)
the form,  amount and timing of such awards,  (iii) the terms and  provisions of such awards and (ii) the agreements evidencing the same, need not be uniform and may be  made  by it  selectively  among  Participants  who  receive,  or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

16.   GOVERNING LAW.

      The  validity,  construction,  and  effect  of the Plan and any  rules and regulations  relating to the Plan shall be  determined  in  accordance  with the internal laws of the State of Delaware,  without  giving effect to principles of conflicts of laws, and applicable federal law.

                                                       FalconStor Software, Inc.
                                                                   April 3, 2006
                                                             Amended May 8, 2007